Exhibit 99.1

345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com
Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
574-372-4989	574-371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee
574-371-9449
barb.goslee@zimmerbiomet.com

Zimmer Biomet Announces Resolution with

DOJ and SEC Regarding Previously Disclosed

Legacy Biomet FCPA Matters

(WARSAW, IN) January 12, 2017—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH), a global leader in musculoskeletal healthcare, announced today that it has concluded agreements with the U.S. Department of Justice (DOJ) and the U.S. Securities and Exchange Commission (SEC) to resolve the previously disclosed U.S. Foreign Corrupt Practices Act (FCPA) matters involving Biomet, Inc., as well as in relation to the former deferred prosecution agreement and consent to final judgment that Biomet entered into with DOJ and SEC, respectively, on March 26, 2012. All of the Biomet conduct underlying today’s settlement announcement has been reported in the past and occurred years prior to Zimmer Holdings, Inc.’s acquisition of Biomet in June 2015.

As part of the new settlement, the Company has entered into a deferred prosecution agreement with the DOJ with a term of three years; JERDS Luxembourg Holding S.àr.l., the direct parent company of Biomet 3i Mexico SA de CV and an indirect, wholly-owned subsidiary of Biomet, Inc., has entered into a plea agreement with the DOJ; and Biomet, Inc. has entered into a new settlement agreement with the SEC. The Company has also agreed to oversight by an independent compliance monitor, which will focus on the Company’s legacy Biomet operations, as integrated into Zimmer Biomet. As a result of the resolution, the Company will pay fines, penalties, disgorgement and interest to the DOJ and SEC in an aggregate amount of approximately $30.5 million. The amounts to be paid were previously recorded in the Company’s financial statements and will not impact its 2017 outlook.

“We are pleased to have reached this resolution involving legacy Biomet FCPA compliance matters,” said Chad Phipps, Senior Vice President, General Counsel and Secretary of Zimmer Biomet Holdings, Inc. “Zimmer Biomet is committed to upholding the highest ethical and legal standards in our business practices across the globe, and we look forward to continuing to integrate the legacy Biomet business operations into our robust corporate compliance program.”

About Zimmer Biomet

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning Zimmer Biomet’s expectations, plans, prospects, and product and service offerings. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see our periodic reports filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Zimmer Biomet’s filings with the SEC. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Accordingly, such forward-looking statements speak only as of the date made. Readers of this news release are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this news release.